Exhibit 32.1

Certification of Chief Executive Officer pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Pzena Investment Management, Inc. (the “Company”) for the quarter ended September 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), Richard S. Pzena, as Chief Executive Officer of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 4, 2022	/s/ RICHARD S. PZENA

Name: Richard S. Pzena
Title: Chief Executive Officer*

*The persons are signing in their capacity as officers of Panda Merger Sub, LLC. The separate legal existence of the Registrant was terminated upon its merger with and into Panda Merger Sub, LLC on October 31. 2022, with Panda Merger Sub, LLC as the surviving company.